                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                       COLLABORATION AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                          ALNYLAM PHARMACEUTICALS, INC.

                                       AND

                               BIOGEN IDEC MA INC.

Confidential

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                       COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement dated the 20th day of September, 2006 (the "Execution Date") is by and between Alnylam Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 300 Third Street, Third Floor, Cambridge, Massachusetts 02142 ("Alnylam"), and Biogen Idec MA Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 14 Cambridge Center, Cambridge, MA 02142 ("Biogen Idec").

                                  INTRODUCTION

WHEREAS, Alnylam has developed technology useful for the discovery, development, manufacture, characterization or use of therapeutic products that function through RNA interference;

WHEREAS, Biogen Idec is in the business of discovering, developing, manufacturing and commercializing human therapeutic products;

WHEREAS, Alnylam and Biogen Idec are interested in collaborating, on the terms and conditions set forth herein, in the discovery and development of RNAi Therapeutics (as defined below) directed to the JC virus for use in the Field (as defined below).

NOW, THEREFORE, Alnylam and Biogen Idec agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article 1:

     1.1 "ACTIVE IND" means an IND submitted to a Regulatory Authority by Biogen Idec or an Affiliate where such Regulatory Authority did not notify Biogen Idec or such Affiliate within thirty (30) days of such submission that it may not proceed under such IND.

     1.2 "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this
          Section 1.2, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

     1.3 "ALNYLAM COLLABORATION IP" means (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed solely by employees of Alnylam or its Affiliates, or other persons not employed by Biogen Idec acting on behalf of Alnylam, under the Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How and are Controlled by Alnylam at any time during the Collaboration Term. Alnylam Collaboration IP excludes Alnylam's interest in Joint Collaboration IP.

     1.4 "ALNYLAM IN-LICENSE" means an agreement between Alnylam and a Third Party pursuant to which Alnylam has rights and obligations with respect to, or which otherwise Cover, an RNAi Therapeutic and which is necessary to Discover, Develop, Commercialize and/or Manufacture an RNAi Therapeutic directed to JCV in the Field in the Territory, including without limitation the Existing Alnylam In-Licenses.

     1.5 "ALNYLAM KNOW-HOW" means Know-How that is either (a) Controlled by Alnylam on the Effective Date, or (b) comes within Alnylam's Control during the Term (other than Alnylam's rights in Joint Collaboration IP and Alnylam Collaboration IP).

     1.6 "ALNYLAM PATENT RIGHTS" means Patent Rights that (a) claim (i) Alnylam Know-How, or (ii) the identification, characterization, optimization, construction, expression, use or production of an RNAi Therapeutic, and which are useful or necessary to Discover, Develop, Commercialize and/or Manufacture a Selected RNAi Therapeutic in the Field in the Territory, and (b) are Controlled by Alnylam at any time during the Collaboration Term. As of the Execution Date, Alnylam Patent Rights include, without limitation, those listed on Schedule 1.6. Alnylam Patent Rights shall not include Patent Rights included in Alnylam Collaboration IP.

     1.7 "ALNYLAM TECHNOLOGY" means, collectively, Alnylam Know-How, Alnylam Patent Rights, Alnylam Collaboration IP and Alnylam's interest in Joint Collaboration IP.

     1.8 "ANNUAL WORK PLAN" means the master plan for a given Contract Year for the Discovery Program and the Development Program, an initial draft of which is set forth in Schedule 1.8 for the first Contract Year, as updated and approved by the Joint Steering Committee as necessary during each subsequent Contract Year.

     1.9 "BACK-UP CANDIDATE" means the RNAi Therapeutic directed to JCV that [**] and has been [**] as a back-up [**].

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.10 "BIOGEN IDEC COLLABORATION IP" means (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed solely by employees of Biogen Idec or its Affiliates or other persons not employed by Alnylam acting on behalf of Biogen Idec, under the Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How and are Controlled by Biogen Idec at any time during the Collaboration Term. Biogen Idec Collaboration IP excludes Biogen Idec's interest in Joint Collaboration IP.

     1.11 "BIOGEN IDEC IN-LICENSE" means an agreement between Biogen Idec and a Third Party pursuant to which Biogen Idec has rights and obligations with respect to, or which otherwise Cover, an RNAi Therapeutic and is necessary to Discover, Develop, Commercialize and/or Manufacture a Selected RNAi Therapeutic in the Field in the Territory. Biogen Idec In-Licenses as of the Execution Date are listed on Schedule 1.11.

     1.12 "BIOGEN IDEC KNOW-HOW" means Know-How that is either (a) Controlled by Biogen Idec on the Effective Date, or (b) comes within Biogen Idec's Control during the Collaboration Term (other than Biogen Idec's rights in Joint Collaboration IP and Biogen Idec Collaboration IP).

     1.13 "BIOGEN IDEC PATENT RIGHTS" means Patent Rights that (a) claim (i) Biogen Idec Know-How, or (ii) the identification, characterization, optimization, construction, expression, use or production of an RNAi Therapeutic, and which is useful or necessary to Discover, Develop, Commercialize and/or Manufacture RNAi Therapeutics in the Field in the Territory, and (b) are Controlled by Biogen Idec at any time during the Collaboration Term. Biogen Idec Patent Rights shall not include Patent Rights included in Biogen Idec Collaboration IP.

     1.14 "BIOGEN IDEC TECHNOLOGY" means, collectively, Biogen Idec Know-How, Biogen Idec Patent Rights, Biogen Idec Collaboration IP and Biogen Idec's interest in Joint Collaboration IP.

     1.15 "BLOCKING RNAi TECHNOLOGY" means Biogen Idec Collaboration IP comprising Broad RNAi Technology which would, in the absence of a license from Biogen Idec, be infringed by the practice of any invention claimed in a Valid Claim of the Alnylam Patent Rights existing at the end of the Discovery Term.

     1.16 "BROAD RNAi TECHNOLOGY" means any and all Know-How, whether or not patentable, that (a) is useful for the identification, characterization, optimization, construction, expression, use or production of an RNAi Therapeutic, (b) arises from or is necessary for the performance of the Collaboration and (c) which relates to structural features, properties, motifs, synthesis, analysis, modifications, delivery and/or uses of siRNAs that has broader utility beyond the specific embodiments represented by an RNAi Therapeutic directed to JCV and/or particular uses of such RNAi Therapeutic.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.17 "BROAD RNAi TECHNOLOGY COLLABORATION IP" means Joint Collaboration IP that constitutes Broad RNAi Technology.

     1.18 "BUSINESS DAY" means a day on which banking institutions in Boston, Massachusetts are open for business.

     1.19 "CLINICAL PROOF OF CONCEPT" means, with respect to a Selected RNAi Therapeutic, either (a) [**] data from a clinical trial of such Selected RNAi Therapeutic [**]:

          (i)  [**]; or

          (ii) [**].

     1.20 "COLLABORATION" means the activities contemplated under this Agreement aimed at the Discovery of RNAi Therapeutics directed to JCV, and the Development and Manufacture of the Selected RNAi Therapeutics.

     1.21 "COLLABORATION TERM" means the period commencing on the Effective Date and ending on the earlier of (a) Regulatory Approval of a Selected RNAi Therapeutic anywhere in the Territory, and (b) the Established Utilization Date.

     1.22 "COMMERCIALIZATION" or "COMMERCIALIZE" means any activity to distribute, market, sell and/or have sold an approved Selected RNAi Therapeutic.

     1.23 "COMMERCIALLY REASONABLE EFFORTS" means the carrying out of obligations in a diligent and sustained manner using such effort and employing such resources (a) in Alnylam's case, as would normally be exerted or employed by a similarly situated biopharmaceutical company for a product of similar strategic importance, and at a similar stage of its product life, based on conditions then prevailing; and (b) in Biogen Idec's case, that are substantially similar to the effort and resources Biogen Idec would devote to a product of similar commercial or strategic importance, and at a similar stage of its product life, taking into consideration safety and efficacy, development costs, the anticipated prescription label, all payments due to Alnylam under this Agreement and all other relevant factors, taking into account the nature of the JCV RNAi Therapeutic and the clinical setting in which it is expected to be used. Commercially Reasonable Efforts shall be determined on a country-by-country basis.

     1.24 "CONFIDENTIAL INFORMATION" means any and all information and data, including without limitation all Alnylam Technology and Biogen Idec Technology, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.25 "CONTRACT YEAR" means the twelve (12) month period beginning on the Effective Date and each succeeding twelve (12) month period thereafter during the Term. Each Contract Year shall be divided into four (4) "Contract Quarters" comprised of successive three (3) month periods.

     1.26 "CONTROL" or "CONTROLLED" means with respect to any (a) material, item of information, method, data or other know-how, or (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing before or after the Effective Date.

     1.27 "CORE JCV PATENTS" means Patent Rights Controlled by Alnylam, the claims of which are specifically directed to (a) RNAi Therapeutics in the Field, or (b) the manufacture or use of RNAi Therapeutics in the Field. As of the Effective Date, Core JCV Patents include those patents and applications set forth on Schedule 1.27.

     1.28 "COST OF GOODS" means, with respect to a Selected RNAi Therapeutic, the reasonable internal and external costs of Alnylam incurred in Manufacturing such Selected RNAi Therapeutic (including [**]), including: (a) to the extent that such Selected RNAi Therapeutic is sourced from Alnylam, the [**] cost of Manufacture of such Selected RNAi Therapeutic, consisting of [**], all calculated in accordance with generally accepted accounting principles in the United States consistently applied by Alnylam, and (b) to the extent that such Selected RNAi Therapeutic is sourced from a Third Party manufacturer, the actual price paid by Alnylam to the Third Party [**]. Cost of Goods shall not include [**].

     1.29 "COVERING", "COVER", or "COVERED" means, with respect to an RNAi Therapeutic, that in the absence of a license granted under a Valid Claim, the Discovery, Development, Manufacture or Commercialization of the RNAi Therapeutic would infringe such Valid Claim.

     1.30 "DEVELOPMENT" or "DEVELOP" means any preclinical and clinical activity to develop a Selected RNAi Therapeutic, beginning with IND-Enabling GLP Toxicology Studies and ending upon Regulatory Approval and completion of any post-approval regulatory commitments.

     1.31 "DEVELOPMENT CANDIDATE" means the RNAi Therapeutic directed to JCV that meets the Development Criteria and has been selected by Biogen Idec pursuant to Section 2.2 for further Development and Commercialization.

     1.32 "DEVELOPMENT CRITERIA" means the written criteria developed by the Parties and approved by the Joint Steering Committee, and included in the Annual Work Plan, for an RNAi Therapeutic directed to JCV to qualify as a Selected RNAi Therapeutic.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.33 "DEVELOPMENT MATERIALS" means animal models, cell lines, tissue samples, genes, plasmids, siRNAs, constructs, vectors, receptors and other proteins, peptides, and other biological materials related to RNAi Therapeutics that in each case are used in or that may be necessary or useful to conduct the Collaboration.

     1.34 "DISCOVERY" or "DISCOVER" means any and all activities to discover and characterize potential Development Candidates during the Discovery Term prior to the initiation of IND-Enabling Toxicology Studies, including without limitation, the research and development activities related to the generation, characterization, optimization, construction, synthesis, use and production of potential Development Candidates.

     1.35 "DISCOVERY TERM" means the period commencing on the Effective Date and continuing until the earlier to occur of (a) Alnylam having notified Biogen Idec of the Discovery of [**], or (b) the last date of the third Contract Year of the Term.

     1.36 "EFFECTIVE DATE" means September 20, 2006.

     1.37 "EMEA" means the European Medicines Agency and any successor agency having substantially the same functions.

     1.38 "ESTABLISHED UTILIZATION" means the [**].

     1.39 "ESTABLISHED UTILIZATION YEAR" means the twelve (12) month period beginning on the Established Utilization Date and each succeeding twelve (12) month period thereafter. Each Established Utilization Year shall be divided into four (4) "Established Utilization Quarters" comprised of successive three (3) month periods.

     1.40 "EXECUTIVE OFFICERS" means the Chief Executive Officer of Biogen Idec (or an executive of Biogen Idec designated by such Chief Executive Officer) and the Chief Executive Officer of Alnylam (or an executive of Alnylam designated by such Chief Executive Officer).

     1.41 "EXISTING ALNYLAM IN-LICENSES" means the Third Party agreements listed on Schedule 1.41, redacted copies of which have been provided to Biogen Idec prior to the Execution Date, as such schedule may be amended pursuant to Section 4.5.

     1.42 "FDA" means the United States Food and Drug Administration, or a successor agency thereto.

     1.43 "FIELD" means the prophylaxis and/or treatment of PML.

     1.44 "IND" means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.45 "IND-ENABLING GLP TOXICOLOGY STUDIES" means genotoxicity, acute toxicology, safety pharmacology, and sub-chronic toxicology studies in species that satisfy applicable regulatory requirements using applicable good laboratory practices which meet the standard necessary for submission as part of an IND filing with a Regulatory Authority.

     1.46 "IN-LICENSES" means collectively, the Alnylam In-Licenses and the Biogen Idec In-Licenses.

     1.47 "JCV" means the human polyomavirus known as JC virus.

     1.48 "JCV RNAi THERAPEUTIC" means the [**].

     1.49 "JOINT COLLABORATION IP" means, collectively, (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed jointly by the Parties or their Affiliates or others acting on behalf of Biogen Idec and Alnylam under the Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How.

     1.50 "KNOW-HOW" means, with respect to an RNAi Therapeutic, all biological materials and other tangible materials, inventions, practices, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including without limitation pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise, which relates to the identification, characterization, optimization, construction, expression, use or production of such RNAi Therapeutic and which are reasonably useful or necessary to Discover, Develop, Manufacture or Commercialize such RNAi Therapeutic in the Field in the Territory.

     1.51 "LINKED PRODUCT" means [**].

     1.52 "MAJOR MARKET" means any of the United States, the European Union, United Kingdom, France, Germany, Italy, Spain or Japan.

     1.53 "MANUFACTURING" or "MANUFACTURE" means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of RNAi Therapeutics, including process and formulation development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, whether such activities are conducted by a Party, its Affiliates or a Third Party contractor of such Party.

     1.54 "NDA" means a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application,
          Section 510(k) filing or similar application or submission filed with a Regulatory

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          Authority in a country or group of countries to obtain marketing approval for a biological, pharmaceutical or other therapeutic product in that country or in that group of countries.

     1.55 "NET SALES" means, with respect to the Selected RNAi Therapeutics, the aggregate gross invoice prices of all units of such Selected RNAi Therapeutics sold by Biogen Idec and its Related Parties to Third Parties (other than a Sublicensee of Biogen Idec) after deducting, if not previously deducted, from the amount invoiced or received (a) trade and quantity discounts actually given other than early pay cash discounts; (b) returns, rebates, chargebacks and other allowances actually given; and (c) retroactive price reductions that are actually granted.

          Notwithstanding the foregoing, in the event a Selected RNAi Therapeutic is sold in conjunction with another clinically active therapeutic, prophylactic or diagnostic ingredient or component (whether packaged together or in the same formulation) (a "Combination Product"), Net Sales shall be calculated by multiplying the Net Sales of such Combination Product by a fraction, the numerator of which shall be the fair market value of the Selected RNAi Therapeutic included in such Combination Product as if sold separately (determined in accordance with generally accepted accounting principles), and the denominator of which shall be the aggregate fair market value of all the proprietary active ingredients of such Combination Product, including the Selected RNAi Therapeutic, as if sold separately. In the event no such separate sales are made by Biogen Idec or its Related Parties, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the respective estimated commercial values of the active components of such Combination Product.

          All references to Selected RNAi Therapeutics in this Agreement shall be deemed to include Combination Product, to the extent applicable.

          As provided in Section 5.4.3(b)(ii), Biogen Idec's or any of its Related Parties' transfer of Selected RNAi Therapeutics to another Related Party shall not result in any Net Sales, unless such Selected RNAi Therapeutic is consumed by such Related Party in the course of its commercial activities.

     1.56 "PARTY" or "PARTIES". "Party" means Biogen Idec or Alnylam; "Parties" means Biogen Idec and Alnylam.

     1.57 "PATENT RIGHTS" means all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part and divisions).

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.58 "PML" means progressive multifocal leukoencephalopathy.

     1.59 "PRODUCT TRADEMARKS" means the trademark(s), service mark(s), accompanying logos, trade dress and/or indicia of origin used in connection with the distribution, marketing, promotion and sale of each Selected RNAi Therapeutic in the Territory. For purposes of clarity, the term Product Trademark(s) shall not include, without limitation, the corporate names and logos of either Party, and shall include any internet domain names incorporating such Product Trademarks.

     1.60 "REGULATORY APPROVAL" means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a Selected RNAi Therapeutic in a particular indication in the Field in a country, including, where required, separate pricing and/or reimbursement approvals.

     1.61 "REGULATORY AUTHORITY" means any applicable government regulatory authority involved in granting approvals for the Development, Manufacturing, or Commercialization of a Selected RNAi Therapeutic in the Territory, including without limitation the FDA and the EMEA.

     1.62 "RELATED PARTY" means Biogen Idec's Affiliates and permitted Sublicensees, which term does not include wholesale distributors of Biogen Idec or its Affiliates, who purchase a Selected RNAi Therapeutic from Biogen Idec or its Affiliates in an arm's length transaction and who have no other obligation, including without limitation a reporting obligation, to Biogen Idec or its Affiliates.

     1.63 "RNAi THERAPEUTIC" means a therapeutic product containing, comprised of or based on one or more siRNAs or siRNA derivatives or other moieties effective in gene function modulation and designed to modulate the function of particular genes or gene products through RNA interference.

     1.64 "SELECTED RNAi THERAPEUTIC" means the [**].

     1.65 "SELECTED RNAi THERAPEUTICS" means, collectively, [**].

     1.66 "siRNA" means a double-stranded ribonucleic acid (RNA) composition designed to act primarily through an RNA interference mechanism that consists of either (a) two separate oligomers of native or chemically modified RNA that are hybridized to one another along a substantial portion of their lengths, or (b) a single oligomer of native or chemically modified RNA that is hybridized to itself by self-complementary base-pairing along a substantial portion of its length to form a hairpin.

     1.67 "SUBLICENSEE" means a Third Party to whom a Party grants a sublicense under any Alnylam Technology (in the case of Biogen Idec), Biogen Idec Technology (in the case of Alnylam) or Joint Collaboration IP (in the case of either Party) as permitted under this Agreement.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     1.68 "TERRITORY" means all the countries of the world.

     1.69 "THIRD PARTY" means any person or entity other than a Party or any of its Affiliates.

     1.70 "VALID CLAIM" means a claim of: (a) an issued and unexpired Patent Right, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a patent application for a patent included within the Patent Rights that has been pending less than [**] years from the earliest date on which such patent application claims priority and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

     1.71 ADDITIONAL DEFINITIONS. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

TERM                                   SECTION
----                                   -------
"AGREEMENT TERM"                       8.1
"ALNYLAM INDEMNITEES"                  9.5.1
"BANKRUPT PARTY"                       8.2.2(c)
"BIOGEN IDEC INDEMNITEES"              9.5.2
"BREACHING PARTY"                      8.2.1
"CODE"                                 8.2.2(c)
"COLLABORATION MANAGER"                3.2
"COMBINATION PRODUCT"                  1.53
"[**] SUBLICENSE AGREEMENT"            4.5
"DEFENDING PARTY"                      6.5.3
"DEVELOPMENT PROGRAM"                  2.3
"DISCOVERY PROGRAM"                    2.2
"ELAN"                                 10.2.2
"ESTABLISHED UTILIZATION DATE"         5.3
"FTE"                                  5.1.1
"FTE RATE"                             5.1.1
"GRANTING PARTY"                       4.1.5
"INDEMNITEE"                           9.5.4
"INFRINGEMENT CLAIM"                   6.5.1
"INITIAL ENFORCEMENT RIGHTS PARTY"     6.4.3
"JSC" OR "JOINT STEERING COMMITTEE"    3.1
"JSC CHAIRPERSON"                      3.1.2
"LOSSES"                               9.5.1
"NON-BANKRUPT PARTY"                   8.2.2
"PATENT EXPENSES"                      6.3.7
"PROSECUTING PARTY"                    6.3.5

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

"SECONDARY ENFORCEMENT RIGHTS PARTY"   6.4.3
"SPC"                                  6.8
"STANFORD AGREEMENT"                   4.5
"THIRD PARTY COLLABORATION"            2.6.2
"THIRD PARTY PERFORMERS"               2.6

                                    ARTICLE 2

                                  COLLABORATION

     2.1 OVERVIEW. The Parties shall collaborate in carrying out the Collaboration with the objective of Discovering and Developing RNAi Therapeutics directed to JCV in the Field for further Commercialization by Biogen Idec. Alnylam shall be responsible for the Discovery of such RNAi Therapeutics, and will present Biogen Idec with up to [**] RNAi Therapeutics directed to JCV that meet the Development Criteria and from which Biogen Idec shall select [**] for further Development under the Collaboration. Subject to the terms of this Agreement, Biogen Idec will be responsible for the Development of [**] Selected RNAi Therapeutics and for the further Commercialization of such Selected RNAi Therapeutics. The Discovery of such RNAi Therapeutics and the Development of the Selected RNAi Therapeutics shall be governed by the Annual Work Plan, and the Parties agree to conduct all their Discovery and Development activities in accordance with the Annual Work Plan. For the avoidance of doubt, Biogen Idec shall have the right to Develop and Commercialize [**], but shall have no obligation to Develop and Commercialize [**].

     2.2 DISCOVERY PROGRAM. During the Discovery Term, Alnylam shall use Commercially Reasonable Efforts to Discover [**] RNAi Therapeutics directed to JCV that meet the Development Criteria agreed upon by the JSC and included in the Annual Work Plan (the "Discovery Program"). Alnylam shall from time to time notify the JSC in writing that it believes that a particular RNAi Therapeutic directed to JCV Discovered by Alnylam meets the Development Criteria. Upon such notice, the JSC will promptly meet and Alnylam shall provide the JSC with the data and information in its possession and Control regarding the applicable RNAi Therapeutic. Alnylam shall present Biogen Idec with [**] RNAi Therapeutics in accordance with this Section 2.2. Biogen Idec shall have the right to select [**] RNAi Therapeutics presented by Alnylam by written notice to Alnylam. Biogen Idec may make its selection [**] at any time after Alnylam's presentation of the first RNAi Therapeutic to the JSC, but Biogen Idec must identify [**] no later than [**] days after Alnylam's presentation of [**] to the JSC. For avoidance of doubt, if Biogen Idec selects [**] prior to Alnylam's presentation of [**] to the JSC, Alnylam will not be relieved of its obligation to present [**] to the JSC. In the event that Biogen Idec wishes to [**], Biogen Idec shall do so by written notice to Alnylam no later than [**] days after Alnylam's presentation to the JSC of [**].

     2.3 DEVELOPMENT PROGRAM. Each Party shall use Commercially Reasonable Efforts to fulfill its obligations to Develop at least one Selected RNAi Therapeutic as set forth in the Annual Work Plan. Except as otherwise agreed by the JSC in writing, all activities

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          relating to the Development of each Selected RNAi Therapeutic (the "Development Program") will be set forth in the Annual Work Plan.

     2.4 ANNUAL WORK PLAN. The Parties shall prepare and submit for approval by the JSC the Annual Work Plan for every Contract Year at least [**] days prior to the commencement of such Contract Year or, in the case of the first Contract Year only, within [**] days after the Effective Date. The first Annual Work Plan shall be based on and consistent with the draft Annual Work Plan attached as Schedule 1.8. The JSC shall update and amend, as appropriate, the then-current Annual Work Plan from time to time. All such updates or amendments shall be subject to approval of the JSC. Each Annual Work Plan shall contain the specific objectives to be achieved during the Contract Year, the specific activities to be performed under the Discovery Program and the Development Program, the timeline for performing such activities and the Development Criteria. The Annual Work Plan shall allocate Development tasks between the Parties consistent with their respective capabilities and with the respective responsibilities of the Parties as set forth in Sections 2.9 and 2.10 below, and to the extent possible and scientifically sound, in a manner to maximize the expeditious and cost-effective Development and Manufacture of each Selected RNAi Therapeutic. Each Annual Work Plan shall be accompanied by a budget prepared by the JSC setting forth the projected internal and external resources and expenses for the Discovery Program and the Development Program, including quarterly cost detail for the upcoming calendar year, quarterly forecast of Net Sales, if applicable, for the upcoming calendar year, and the number of Alnylam FTE's expected to be required. In addition, the JSC shall approve a long-range budget covering activities anticipated under Annual Work Plans for each of the subsequent [**] years. In recognition of the importance of budgets, each Party shall have the full opportunity to review and comment on budgets before final approval. The JSC will update the budget as necessary to reflect approved changes in the Parties' activities or changes in expected costs for those activities. Such budget shall be reviewed and approved at least annually by the JSC pursuant to Section 3.1.4(c).

     2.5 [**]. Biogen Idec may at any time, by written notice to the JSC, elect to [**] the JCV RNAi Therapeutic, and the Parties shall promptly develop a revised Annual Work Plan to be approved by the JSC. Effective upon such notice (a) all references in this Agreement to [**] will automatically be deemed to refer to [**], and (b) all references to [**] will be deemed to refer to [**].

     2.6  THIRD PARTIES.

          2.6.1 In General. The Parties shall be entitled to utilize the services of Third Parties, including Third Party contract research organizations and service providers, and to collaborate with Third Parties ("Third Party Performers"), to perform their respective Discovery, Development and Manufacturing activities; provided that each Party shall remain at all times fully liable for its respective responsibilities under this Agreement and the Annual Work Plan. Except as expressly permitted under Section 2.6.2, neither Party shall use Third Party Performers to conduct part or all of its obligations under this Agreement or the Collaboration unless the contracting or collaborating party's agreement with the Third Party Performer

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               provides the non-contracting or non-collaborating Party with the same rights under this Agreement as if the contracting or collaborating Party had done the work itself, and any such Third Party agreement shall include confidentiality and non-use provisions which are no less stringent than those set forth in
               Article 7 of this Agreement.

          2.6.2 Third Party Collaborations. In the event that, despite good faith efforts, the contracting Party is unable to enter into an agreement with a Third Party Performer that meets the requirements of the second sentence of Section 2.6.1, such activities will be termed a "Third Party Collaboration." If any Third Party Collaborations are contemplated in connection with the Collaboration, such Third Party Collaborations will be approved in advance by the JSC, and the Annual Work Plan shall be amended to include such approved Third Party Collaborations. The Parties shall use good faith efforts to ensure that, to the extent possible, all such Third Party Collaborations shall provide that any and all data and results, discoveries and inventions, whether patentable or not, arising out of the Third Party Collaboration may be used by bona fide collaborators of the Party entering into the Third Party Collaboration agreement. In addition, a Party entering into any such Third Party Collaboration shall use reasonable efforts to obtain a right to sublicense to the other Party and its Affiliates and Sublicensees any intellectual property arising out of the Third Party Collaboration to the extent necessary for the other Party to perform its obligations under this Agreement. Except as expressly stated in this Section 2.6.2, all Third Party Collaborations must meet the requirements of Section 2.6.1.

     2.7 RECORDS. Each Party shall maintain scientific records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Collaboration by such Party. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (or request the other Party to copy) all records of the other Party maintained in connection with the work done and results achieved in the performance of the Collaboration, but solely to the extent access to such records is necessary for a Party to exercise its rights under this Agreement. All such records and the information disclosed therein shall be maintained in confidence by the recipient in accordance with Article 7.

     2.8 DEVELOPMENT MATERIAL TRANSFER. In order to facilitate the Collaboration, either Party may provide to the other Party certain Development Materials Controlled by the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Collaboration. Except as otherwise provided under this Agreement or explicitly authorized in writing by the supplying Party, all such Development Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Collaboration and solely under the control of the other Party and its Affiliates, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. The Development Materials supplied under

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          this Section 2.8 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. THE DEVELOPMENT MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR, SAVE AS EXPLICITLY PROVIDED IN THIS AGREEMENT, ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

     2.9  REGULATORY MATTERS.

          2.9.1 Coordination. Biogen Idec shall oversee, monitor, coordinate, file and hold in its name all regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to the applicable Regulatory Authorities with respect to the Selected RNAi Therapeutics; provided, however, that Biogen Idec shall consult with Alnylam regarding [**].

          2.9.2 Regulatory Meetings and Correspondence. Biogen Idec shall be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to the Selected RNAi Therapeutics. Upon the request of Biogen Idec, Alnylam shall [**] the applicable Regulatory Authorities with respect to each Selected RNAi Therapeutic.

          2.9.3 Review of Correspondence. To the extent practicable, Biogen Idec shall provide Alnylam with [**] the applicable Regulatory Authorities pertaining to each Selected RNAi Therapeutic, [**], and, [**] Biogen Idec, Alnylam shall [**]. Biogen Idec shall provide to Alnylam as soon as reasonably practicable [**] such Regulatory Authorities pertaining to each Selected RNAi Therapeutic (including without limitation [**]).

          2.9.4 Assistance. Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any law or regulation applicable to the Selected RNAi Therapeutics or the Collaboration, including, but not limited to, reporting adverse drug experiences (and serious adverse drug experiences) to the applicable Regulatory Authorities.

     2.10 MANUFACTURE AND SUPPLY.

          2.10.1 Pre-Clinical and Clinical Supply. During the Collaboration Term, Alnylam will use Commercially Reasonable Efforts to Manufacture and supply the Parties' requirements of the Selected RNAi Therapeutics for pre-clinical and clinical Discovery and Development purposes, including those requirements for manufacture and supply of Selected RNAi Therapeutics for administration outside of formal clinical trials in the manner described in Section 1.38(a). Biogen Idec

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               will pay Alnylam for the quantities of Selected RNAi Therapeutics supplied by Alnylam hereunder in accordance with Section 5.1.2. Within [**] after the Effective Date, the Parties shall enter into a supply agreement reasonably acceptable to both Parties pursuant to which Alnylam will supply the Selected RNAi Therapeutics to Biogen Idec. The aforementioned supply agreement shall provide that (a) [**] Manufacturing each Selected RNAi Therapeutic [**]; (b) any such [**] will be subject to [**]; and
               (c) Biogen Idec shall [**] Selected RNAi Therapeutics for pre-clinical and clinical Discovery and Development. Such supply agreement will also explicitly provide that [**].

          2.10.2 Commercial Supply. Biogen Idec shall be responsible for the Manufacture and supply of the Selected RNAi Therapeutics after the Collaboration Term and for commercial sale throughout the Territory. Alnylam shall provide [**]; provided that (a) any such [**]; and (b) [**] of Alnylam.

     2.11 COMMERCIALIZATION. Subject to the terms of this Agreement, Biogen Idec shall be solely responsible for all Commercialization activities relating to the Selected RNAi Therapeutics and shall bear one hundred percent (100%) of all expenses for the Commercialization of such Selected RNAi Therapeutics. Biogen Idec shall use Commercially Reasonable Efforts to Commercialize the JCV RNAi Therapeutic in the Major Markets.

                                    ARTICLE 3

                            COLLABORATION MANAGEMENT

     3.1 JOINT STEERING COMMITTEE. As soon as practicable after the Effective Date, the Parties shall establish a committee to facilitate the Collaboration (the "Joint Steering Committee" or "JSC") as follows:

          3.1.1 Composition of the JSC. The Collaboration shall be conducted under the direction of a JSC comprised of three (3) representatives of Alnylam and three (3) representatives of Biogen Idec. Each Party shall appoint its respective representatives to the JSC from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. Each Party shall have at least one JSC representative who is a senior employee (director level or above), and all JSC representatives shall have appropriate research, preclinical, manufacturing, clinical development or commercialization expertise and ongoing familiarity with the Collaboration. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to such representatives' and consultants' written agreement to comply with the requirements of Article 7. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          3.1.2 JSC Chairperson. The "JSC Chairperson" shall be a representative of Biogen Idec. The JSC Chairperson's responsibilities shall include (a) scheduling meetings at least once per Contract Quarter, but more frequently if the JSC determines it necessary;
               (b) setting agendas for meetings with solicited input from other members; (c) confirming and delivering minutes to the JSC for review and final approval; and (d) conducting effective meetings, including ensuring that objectives for each meeting are set and achieved.

          3.1.3 Meetings. The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Contract Quarter, with the location for such meetings alternating between Alnylam and Biogen Idec facilities (or such other locations as are determined by the JSC). Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment, but at least two meetings per year shall be conducted in person.

          3.1.4 JSC Responsibilities. The JSC shall have the following responsibilities with respect to the Collaboration:

               (a) determining the overall Discovery and Development strategy for each Selected RNAi Therapeutic in the Territory;

               (b) reviewing for approval the initial Annual Work Plan (including without limitation the Development Criteria) within [**] days after the Effective Date, with appropriate input from Alnylam and Biogen Idec senior management;

               (c) reviewing for approval (i) the annual update to the Annual Work Plan and the related budget described in Section 2.4, and (ii) any modifications to such Annual Work Plan and related budget, in each case within [**] days of each submission to the JSC;

               (d) determining each Party's responsibilities under the Annual Work Plan consistent with Section 2.4; provided, however, that the JSC may not, without Alnylam's consent, assign Alnylam any responsibilities under the Annual Work Plan for which Alnylam does not at the time already have sufficient internal expertise and resources;

               (e) facilitating the transfer of Know-How and Confidential Information between the Parties for purposes of conducting the Annual Work Plan;

               (f) regularly assessing the progress of the Parties in their conduct of the Annual Work Plan and against the timelines and budgets contained therein, reviewing relevant data, and considering issues of priority;

               (g) reviewing for approval, within the Parties' regular business cycles, but no later than [**] days after a proposal is made to the JSC by either Party, the

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                    initiation of IND-Enabling Toxicology Studies and the submission of an IND with respect to each Selected RNAi Therapeutic; and

               (h) performing such other activities as are contemplated under this Agreement and that the Parties mutually agree shall be the responsibility of the JSC.

     3.2 APPOINTMENT OF SUBCOMMITTEES, PROJECT TEAMS AND COLLABORATION MANAGERS. The JSC shall be empowered to create such subcommittees of itself and additional project teams as it may deem appropriate or necessary. Each such subcommittee and project team shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed thereby subject to the terms of this Agreement. Each Party shall also designate a "Collaboration Manager." The Collaboration Managers will be responsible for the day-to-day coordination of the Collaboration and will serve to facilitate communication between the Parties. Each Party may change its designated Collaboration Manager from time to time upon written notice to the other Party.

     3.3 REPORTS AND MINUTES. Each Party will provide the members of the JSC with written copies of all materials they intend to present at the JSC meeting. The JSC may also request at any time specific data or information related to Development activities or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of the Development activities and the Party or appropriate committee to whom such request is made shall promptly provide to the other Party or JSC such report, data or information. A secretary shall be appointed for each meeting and shall prepare minutes of the meeting, which shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.

     3.4  DECISION-MAKING AND DISPUTE RESOLUTION.

          3.4.1 Voting. With respect to decisions of the JSC, the representatives of each Party shall have collectively one vote on behalf of such Party. For each meeting of the JSC, at least two
               (2) representatives of each Party shall constitute a quorum. Action on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement.

          3.4.2 Decision-Making. The JSC shall operate by consensus, subject to the dispute resolution process set forth in Section 3.4.3 below.

          3.4.3 Dispute Resolution. The JSC shall attempt to resolve any and all disputes relating to the Collaboration by unanimous consensus. In the event the JSC is unable to reach a unanimous consensus with respect to any such dispute, then the following dispute resolution provisions shall apply.

               (a) With respect to any dispute over which [**] except those disputes related to [**]; provided, however, that [**] shall have the right to propose [**], for good faith consideration by [**], and if [**], then [**] shall [**]. Notwithstanding anything to the contrary, [**] may not, without

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                    Alnylam's consent, increase Alnylam's obligation to provide FTE's in performance of Alnylam's activities under the Annual Work Plan by more than [**] percent ([**]%) of the number of FTE's required in the preceding year.

               (b) Notwithstanding anything else contained herein, Commercialization activities shall not be the responsibility of the JSC and shall be subject to Biogen Idec's final decision-making authority.

               (c) With respect to any dispute concerning [**] the dispute shall be [**] as described in this paragraph. If the dispute cannot be resolved [**], then within [**] days after [**]shall be [**] in good faith as soon as is practicable but in no event [**]. Such resolution, if any, by [**] shall be final and binding on the Parties. If the [**] shall have [**] decision-making authority.

               (d) With respect to all other disputes between the Parties regarding the interpretation, construction or application of this Agreement, the dispute shall be [**] for review as described in this paragraph. If the dispute cannot be resolved [**], then within [**] days after [**] shall be [**] as soon as is practicable but in no event [**]. Such resolution, if any, by [**] shall be final and binding on the Parties. If the [**], each Party will be free to pursue all rights available to it under law or equity.

     3.5 DISSOLUTION OF JSC. The JSC shall be dissolved at the end of the Collaboration Term; provided that Alnylam's participation in the JSC after the fifth (5th) anniversary of the Effective Date will be at Alnylam's sole option.

                                    ARTICLE 4

                                    LICENSES

     4.1  LICENSE GRANTS. The following Licenses are granted as of the Effective
          Date:

          4.1.1 Discovery License. Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants Alnylam a co-exclusive (with Biogen Idec) royalty-free license under Biogen Idec Technology to Discover RNAi Therapeutics directed to JCV and to otherwise conduct the Discovery Program in the Field, in each case to the extent necessary for Alnylam to conduct its activities under the Annual Work Plan. Subject to the terms and conditions of this Agreement, Alnylam hereby grants Biogen Idec a co-exclusive (with Alnylam), royalty-free license under Alnylam Technology to Discover RNAi Therapeutics directed to JCV and to otherwise conduct the Discovery Program in the Field, in each case to the extent necessary for Biogen Idec to conduct its activities under the Annual Work Plan.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          4.1.2 Development Licenses. Subject to the terms and conditions of this Agreement, Alnylam hereby grants Biogen Idec a co-exclusive (with Alnylam), royalty-free license under Alnylam Technology to Develop the Selected RNAi Therapeutics in the Field in the Territory, to the extent necessary for Biogen Idec to conduct its activities under the Annual Work Plan. Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants Alnylam a co-exclusive (with Biogen Idec), royalty-free license under Biogen Idec Technology to Develop the Selected RNAi Therapeutics in the Field in the Territory, to the extent necessary for Alnylam to conduct its activities under the Annual Work Plan.

          4.1.3 Commercialization License. Subject to the terms and conditions of this Agreement, Alnylam hereby grants Biogen Idec an exclusive, royalty-bearing license under Alnylam Technology to Commercialize the Selected RNAi Therapeutics in the Field in the Territory.

          4.1.4 Manufacturing Licenses. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in Section 2.10.2, Alnylam hereby grants Biogen Idec a non-exclusive, fully-paid, royalty-free license under Alnylam Technology to Manufacture the Selected RNAi Therapeutics for the Territory. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in
               Section 2.10.1, Biogen Idec hereby grants Alnylam a non-exclusive license under Biogen Idec Technology to Manufacture the Selected RNAi Therapeutics.

          4.1.5 Blocking RNAi Technology License. Biogen Idec hereby grants Alnylam a non-exclusive, royalty-free license, with the right to grant sublicenses, under any Blocking RNAi Technology for the purpose of research, development, manufacture, use, import, distribution, marketing or sale of RNAi Therapeutics outside the Field.

     4.2  SUBLICENSES AND LICENSES OF JOINT COLLABORATION IP. The licenses in
          Section 4.1 each includes the right to grant sublicenses and licenses as provided in this Section 4.2 below.

          4.2.1 Affiliates. Each Party shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to any of its Affiliates for so long as such entity remains an Affiliate.

          4.2.2 Academic Collaborators and Service Companies. Each Party shall be entitled to grant sublicenses of its rights under Sections
               4.1.1 and 4.1.2 (and licenses under any Joint Collaboration IP) in connection with its activities under the Annual Work Plan to academic collaborators, and contract service organizations, that in each case are subject to and fulfill the requirements of
               Section 2.6, to perform its obligations under such Annual Work Plan.

          4.2.3 Manufacturing Sublicenses. Subject to the provisions of Sections
               2.10.1 and 2.10.2 regarding approval of subcontractors, each Party entitled to Manufacture RNAi Therapeutics under the terms and conditions of this Agreement shall be

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to Third Parties to Manufacture such RNAi Therapeutics; provided, that such Party shall remain primarily responsible with respect to such sublicense.

          4.2.4 Terms. Each sublicense granted by a Party pursuant to Section
               4.2.2 or Section 4.2.3 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement. Agreements with any Commercializing Sublicensee shall contain the following provisions: (a) a requirement that such Sublicensee submit applicable sales or other reports consistent with those required hereunder; (b) an audit requirement similar to the requirement set forth in Section 5.5; and (c) a requirement that such Sublicensee comply with the confidentiality and non-use provisions of Article 7 with respect to both Parties' Confidential Information.

          4.2.5 Liability. Each Party shall at all times be responsible for the performance of its Sublicensees under this Agreement.

          4.2.6 Sublicense Survival. Any sublicense by a Party shall be subject to the provisions of this Agreement and shall survive termination of the licenses or other rights granted to such Party under this Agreement in accordance with this Section 4 and be assumed by the other Party as long as (a) the Sublicensee is not then in breach of its sublicense agreement, (b) the Sublicensee agrees in writing to be bound to the non-sublicensing Party as a licensor under the terms and conditions of the sublicense agreement, and
               (iii) the Sublicensee agrees in writing that in no event shall the non-sublicensing Party assume any obligations or liabilities, or be under any obligation or requirement of performance, under any such sublicense extending beyond such Party's obligations and liabilities under this Agreement.

     4.3 JOINT COLLABORATION IP. Subject to the rights granted each Party under this Agreement, each Party shall have the right to use, sell, keep, license or assign its interest in Joint Collaboration IP and otherwise undertake all activities a sole owner might undertake with respect to such Joint Collaboration IP without the consent of and without accounting to the other Party.

     4.4 IN-LICENSES. All licenses and other rights granted Biogen Idec under this Article 4 are subject to the rights and obligations of Alnylam under the Alnylam In-Licenses. All licenses and other rights granted Alnylam under this Article 4 are subject to the rights and obligations of Biogen Idec under the Biogen Idec In-Licenses.

     4.5 CERTAIN PATENT RIGHTS. Notwithstanding anything to the contrary herein, the licenses to Alnylam Patent Rights hereunder initially shall not include licenses to Patent Rights licensed by Alnylam or its Affiliates under the [**]; provided that if any such Patent Rights in-licensed by Alnylam become issued Patent Rights that Cover a Selected RNAi Therapeutic, Alnylam shall so notify Biogen Idec in writing, and Biogen Idec shall have the option of expanding its licenses to Alnylam Patent Rights hereunder to include such issued Patent Rights by notifying Alnylam of such election in writing. Upon such

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          election, the [**] Agreement shall be deemed an Existing Alnylam In-License and Schedule 1.41 shall be amended accordingly without any further consideration due from Biogen Idec to Alnylam. Further, notwithstanding anything to the contrary herein, the licenses to Alnylam Patent Rights hereunder shall not include licenses to Patent Rights licensed by Alnylam or its Affiliates under the License Agreement between [**]. The Parties shall simultaneously with the execution of this Agreement enter into an agreement substantially in the form set forth in Schedule 4.5 (the "[**] Sublicense Agreement").

     4.6 TERMINATION OF CERTAIN LICENSE RIGHTS. Notwithstanding anything to the contrary in this Agreement, in the event that Biogen Idec imposes any conditions of access to or treatment with Selected RNAi Therapeutic by patients who have been treated using products from Third Parties that compete directly with Linked Products, then all rights and licenses granted to Biogen Idec with respect to [**], whichever is less advanced in the Development and Commercialization process, shall terminate and revert to Alnylam.

     4.7 NO OTHER RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or other right in any Know-How or Patent Rights of the other Party, including items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.

                                    ARTICLE 5

                              FINANCIAL PROVISIONS

     5.1  DISCOVERY, DEVELOPMENT AND MANUFACTURING FUNDING.

          5.1.1 Discovery and Development Funding. Biogen Idec will reimburse Alnylam for all internal and out-of-pocket costs and expenses incurred by Alnylam during the Collaboration Term in accordance with the Annual Work Plan, for [**]. The costs of Alnylam's internal personnel engaged in such efforts shall be determined by multiplying the number of full time equivalent person years ("FTEs") allocated by Alnylam to the Collaboration during the relevant time period, by the FTE Rate. The "FTE Rate" for work performed by Alnylam FTEs will be $[**] per FTE, which amount may be increased or decreased on an annual basis as mutually agreed by the Parties, but in no event more than [**] percent ([**]%) per Contract Year.

          5.1.2 Manufacturing Funding. Biogen Idec will pay Alnylam [**] for quantities of each Selected RNAi Therapeutic supplied by Alnylam to Biogen Idec pursuant to Section 2.10.1 that is equal to [**] as set forth in [**].

     5.2  MILESTONES.

          5.2.1 Upfront Payment. No later than ten (10) Business Days after the Effective Date, Biogen Idec will pay to Alnylam Five Million U.S. Dollars (U.S. $5,000,000), of

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               which [**] U.S. Dollars ($[**]) will be allocated to the payment required under Section 3.1 of the [**] Sublicense Agreement.

          5.2.2 Other Milestones. Biogen Idec will also pay to Alnylam the amounts set forth below no later than [**] days after the earliest date on which the corresponding milestone event has first been achieved with respect to a Selected RNAi Therapeutic. For clarity, in the event that a milestone event that was already achieved with respect to the Development Candidate is achieved with respect to the Back-Up Candidate, or vice versa, then no additional milestone payment shall be due with respect to the second achievement of the applicable milestone event.

                                            Payment
           Milestone Event             (in U.S. Dollars)
           ---------------             -----------------
Initiation of IND-Enabling GLP
   Toxicology Studies                        $[**]
Upon the first IND becoming an
   Active IND                                $[**]
Clinical Proof of Concept                    $[**]
Established Utilization or
   Regulatory Approval, whichever
   occurs first, in the first Major
   Market(1)                                 $[**]
Established Utilization or
   Regulatory Approval, whichever
   occurs first, in the second Major
   Market(1)*                                $[**]
Treatment of the 100th patient               $[**]

(1) For purposes of determining achievement of these milestones only, Established Utilization shall be determined on a Major Market by Major Market basis (for example, for such purpose, the number of patients referred to in clause (a) of Section 1.38 shall be determined based on the number of such patients in a particular Major Market).

     5.3 ROYALTIES. Commencing upon the date of the first achievement of Established Utilization anywhere in the Territory (the "Established Utilization Date"), Biogen Idec will also pay to Alnylam an amount equal to the greater of (a) the royalties calculated in accordance with Section 5.3.1, and (b) the annual royalty calculated in accordance with Section 5.3.2:

          5.3.1 Royalties equal to the following percentage of the combined total of annual worldwide Net Sales of the Selected RNAi
               Therapeutics:

----------
* If Established Utilization or Regulatory Approval in the first Major Market occurs in any of the United Kingdom, France, Germany, Italy or Spain, this milestone shall only be due if this milestone is subsequently met for the European Union, United States or Japan.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

On the portion of the combined total of annual
   worldwide Net Sales of the Selected RNAi
             Therapeutics that is:               Royalty Rate
----------------------------------------------   -------------
Less than $[**]                                      [**]%
From $[**] to $[**]                                  [**]%
Greater than $[**]                                   [**]%

          5.3.2 An annual royalty comprising (a) a Fixed Annual Royalty for the Established Utilization Year in question as specified below, plus
               (b) for every patient treated with a Selected RNAi Therapeutic during such year, a fee of [**] U.S. Dollars ($[**]), up to an aggregate amount equal to the yearly Treatment Cap outlined below:

Period                           Fixed Annual Royalty   Treatment Cap
------                           --------------------   -------------
Established Utilization Year 1           $[**]              $[**]
Established Utilization Year 2           $[**]              $[**]
Established Utilization Year 3           $[**]              $[**]
Established Utilization Year 4
   and beyond                            $[**]              $[**]

     5.4  PAYMENTS; REPORTS.

          5.4.1 Fixed Annual Royalties/Treatment Reports and Payments. Within [**] days after the beginning of each Established Utilization Year, Biogen Idec will pay to Alnylam the Fixed Annual Royalty set forth in Section 5.3.2. Biogen Idec shall also, within [**] days after the end of each Established Utilization Quarter, submit to Alnylam a report stating the number of patients treated with each Selected RNAi Therapeutic, other than those treated in the context of a registrational trial, during such Established Utilization Quarter. Concurrently with such report, Biogen Idec shall pay to Alnylam the amounts due for each such patient as set forth in Section 5.3.2.

          5.4.2 Royalty Reports and Payments. Within [**] days after the end of each Established Utilization Year, Biogen Idec will provide to Alnylam a report, on a country-by-country basis, providing in reasonable detail an accounting of all Net Sales of the Selected RNAi Therapeutics made during such Established Utilization Year and the calculation of the applicable royalty under Section
               5.3.1. If such royalty report shows that the amount of royalties due for such Established Utilization Year exceeds the amounts paid by Biogen Idec to Alnylam in accordance with Section 5.4.1 then, concurrently with such report, Biogen Idec

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               shall pay to Alnylam the difference between the amounts paid pursuant to Section 5.4.1 and the royalties due under Section
               5.3.1 for the applicable Established Utilization Year. If there is an Established Utilization Year where Biogen Idec is required to make a payment to Alnylam in accordance with the immediately preceding sentence then, commencing with the Established Utilization Year immediately following such Established Utilization Year, (a) Biogen Idec shall be required to provide to Alnylam the royalty reports required under this Section 5.4.2 within [**] days after the end of each Established Utilization Quarter during each succeeding Established Utilization Year; and
               (b) if any such report shows that the cumulative royalties due for such Established Utilization Year exceed the cumulative payments made during that Established Utilization Year under
               Section 5.4.1 then, concurrently with such report, Biogen Idec shall pay to Alnylam the difference between the amounts paid to date during such Established Utilization Year pursuant to Section
               5.4.1 and the royalties due under Section 5.3.1 to date for the applicable Established Utilization Year.

          5.4.3 Payment Term. The payments required under Section 5.3 shall be effective as of the Established Utilization Date, and shall continue on a Selected RNAi Therapeutic-by-Selected RNAi Therapeutic basis until the later of (a) the expiration of the last Valid Claim of any Alnylam Patent Rights covering the Manufacture or Commercialization of a Selected RNAi Therapeutic in the Territory, or (b) the [**] anniversary of the Established Utilization Date or Regulatory Approval, whichever comes first; provided, however, that (i) only one royalty shall be due under
               Section 5.3.1 with respect to the same unit of Selected RNAi Therapeutic, and (ii) no royalties shall be due under Section
               5.3.1 upon the sale or other transfer among Biogen Idec or its Related Parties, but in such cases the royalty shall be due and calculated upon Biogen Idec's or its Related Party's Net Sales to the first independent Third Party.

          5.4.4 Blended Royalty Rates. The Parties acknowledge and agree that the Patent Rights and Know-How licensed pursuant to this Agreement justify royalty rates of differing amounts with respect to the sales of each Selected RNAi Therapeutic, which rates could be applied separately to each Selected RNAi Therapeutic involving the exercise of such Patent Rights and/or the incorporation of such Know-How, and that, if such royalties were calculated separately, royalties relating to Patent Rights and royalties relating to Know-How would last for different terms. Notwithstanding the foregoing, the Parties have determined, for reasons of convenience, that blended royalty rates for the Patent Rights and the Know-How licensed hereunder, as set forth above, will apply during a single payment term. The Parties acknowledge and agree that nothing in this Agreement (including without limitation any exhibits or attachments hereto) shall be construed as representing an estimate or projection of the anticipated sales or the actual value of any Selected RNAi Therapeutic, and that the figures set forth in this Section 5.4 or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Parties' royalty

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               payment obligations to each other in the event such sales performance is achieved.

          5.4.5 Royalties under [**] Sublicense Agreement. For avoidance of doubt, the royalties payable by Biogen Idec under this Agreement include any royalties due under the [**] Sublicense Agreement, and no additional payment will be due from Biogen Idec for such royalties.

     5.5 AUDITS. Each Party shall keep complete and accurate records of the underlying revenue, expense and other data relating to the reports and payments required by this Article 5. Each Party will have the right once annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made under this Article 5, in each case within the prior thirty-six (36) month period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to this Article 5, then the other Party shall promptly pay to the auditing Party any resulting amounts due under this Article 5, together with interest calculated in the manner provided in Section 5.8. If any amounts due under this Article 5 as a result of such audit are greater than the lesser of $[**] or [**] percent ([**]%) of the amounts actually due for a calendar year under
          Article 5, as applicable, the other Party shall pay all of the costs of such review. Each Party shall treat all financial information subject to review under this Section 5.5 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party and/or its Affiliates and Sublicensees obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

     5.6 TAX MATTERS. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this
          Article 5, the paying Party shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 5. The paying Party shall submit appropriate proof of payment of the withholding taxes to the receiving Party within a reasonable period of time. At the request of the receiving Party, the paying Party shall, at the receiving party's cost, give the receiving Party such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable the receiving Party to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

     5.7 PAYMENT AND CURRENCY EXCHANGE. All payments to be made under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by the receiving Party from time to time. In the case of Net Sales outside the United States by Biogen Idec and its Related Parties, the rate of exchange to

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          be used in computing the amount of currency equivalent in United States dollars due shall be made at the rate of exchange utilized by Biogen Idec in its worldwide accounting system.

     5.8 LATE PAYMENTS. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest plus [**] percent ([**]%), as reported by The Wall Street Journal, or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

                                   ARTICLE 6

         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

     6.1 INVENTORSHIP. Inventorship for patentable inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws for determining inventorship.

     6.2 OWNERSHIP. Alnylam shall own the entire right, title and interest in and to all inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered solely by employees or consultants of Alnylam or acquired solely by Alnylam in the course of performing its obligations under this Agreement. Biogen Idec shall own the entire right, title and interest in and to all inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered solely by employees or consultants of Biogen Idec or acquired solely by Biogen Idec in the course of performing its obligations under this Agreement. The Parties shall jointly own any inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered jointly in the course of performing their obligations under this Agreement.

     6.3  PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

          6.3.1 Biogen Idec Technology. Biogen Idec has the sole responsibility to, at Biogen Idec's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Biogen Idec Technology (other than Joint Collaboration IP), in Biogen Idec's name.

          6.3.2 Alnylam Technology. Alnylam has the sole responsibility to, at Alnylam's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Alnylam Technology (other than Joint Collaboration IP), in Alnylam's name; provided, however, that any filing, prosecution and maintenance of any Core JCV Patents shall be subject to Biogen Idec's continuing right to the prior review of, comment on, revision to and

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               approval of material documents, which shall not be unreasonably delayed or withheld.

          6.3.3 Joint Collaboration IP. Subject to Alnylam's continuing right to the prior review of, comment on, revision to and approval of material documents, which shall not be unreasonably delayed or withheld, Biogen Idec has the sole responsibility to, at Biogen Idec's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Joint Collaboration IP (other than Broad RNAi Technology Collaboration IP), in the names of both Alnylam and Biogen Idec. Alnylam shall use Commercially Reasonable Efforts to make available to Biogen Idec or its authorized attorneys, agents or representatives, such of its employees as Biogen Idec in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Joint Collaboration IP. Alnylam shall sign, or use Commercially Reasonable Efforts to have signed, all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Joint Collaboration IP, at no cost to Biogen Idec.

          6.3.4 Broad RNAi Technology Collaboration IP. Notwithstanding Section 6.3.3, subject to Biogen Idec's continuing right to the prior review of, comment on, revision to and approval of material documents relating to Joint Collaboration IP, which shall not be unreasonably delayed or withheld, Alnylam has the sole responsibility to, at Alnylam's discretion, file, conduct ex parte and inter partes prosecution, and maintain, including the defense of any interference or opposition proceedings, in the Territory, all Patent Rights comprising Broad RNAi Technology Collaboration IP in the names of both Alnylam and Biogen Idec. Biogen Idec shall use Commercially Reasonable Efforts to make available to Alnylam or its authorized attorneys, agents or representatives, such of its employees as Alnylam in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Broad RNAi Technology Collaboration IP. Biogen Idec shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Broad RNAi Technology Collaboration IP, at no cost to Alnylam.

          6.3.5 Contingent Rights. The Party having the right to prosecute and maintain patents under Sections 6.3.1, 6.3.2, 6.3.3 and 6.3.4 shall be referred to as the "Prosecuting Party". In the event the Prosecuting Party elects not to seek or continue to seek or maintain patent protection on any Alnylam Collaboration IP, Biogen Idec Collaboration IP or Joint Collaboration IP which are subject to the other Party's licensed rights under Article 4 in the Territory, the other Party shall have the right (but not the obligation), at its expense, to prosecute and maintain in any country within the Territory patent protection on such Alnylam Collaboration IP, Biogen Idec Collaboration IP or Joint Collaboration IP in the name of Alnylam, Biogen Idec or both Parties as set forth in Sections 6.3.1, 6.3.2, 6.3.3 and 6.3.4. The

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               previously Prosecuting Party shall use Commercially Reasonable Efforts to make available to the other Party or its authorized attorneys, agents or representatives, such of its employees as are reasonably necessary to assist the other Party in obtaining and maintaining the patent protection described under this
               Section 6.3.5. The previously Prosecuting Party shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute such patent applications or to obtain or maintain such patents.

          6.3.6 Cooperation. Each Party hereby agrees: (a) to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake patent prosecution as contemplated by this Agreement; (b) to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that are subject to this; and (c) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the prosecution and maintenance of the other Party's patent applications that are subject to this Agreement.

          6.3.7 Patent Expenses. The patent filing, prosecution and maintenance expenses incurred after the Effective Date with respect to Patent Rights comprised of Alnylam Technology and Biogen Idec Technology ("Patent Expenses") shall be borne by each Party having the right to file, prosecute and maintain such Patent Rights under this
               Section 6.3.

     6.4  THIRD PARTY INFRINGEMENT.

          6.4.1 Notices. Each Party shall promptly report in writing to the other Party during the Term any (a) known or suspected infringement of any Alnylam Technology or Biogen Idec Technology being used in the Collaboration, including without limitation any Joint Collaboration IP, or (b) unauthorized use or misappropriation of any Confidential Information by a Third Party of which it becomes aware, and shall provide the other Party with all available evidence supporting such infringement, or unauthorized use or misappropriation.

          6.4.2 Rights to Enforce.

               (a)  Biogen Idec's First Right. Subject to the provisions of
                    Section 6.4.2(b) and the provisions of any Third Party agreement under which Biogen Idec's rights in Biogen Idec Technology are granted or Alnylam's rights in Alnylam Technology are granted and of any In-License, in respect of the Selected RNAi Therapeutics in the Territory, Biogen Idec shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising in each case (i) Biogen Idec Technology or the Core JCV Patents, or (ii) Joint

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                    Collaboration IP Covering, claiming or relating to the Selected RNAi Therapeutics. Alnylam will consider in good faith any request from Biogen Idec to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising Alnylam Technology licensed to Biogen Idec under Section 4.1 other than the Core JCV Patents, but Alnylam shall not be required to initiate any such suit.

               (b) Alnylam's First Right. Alnylam shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising (i) any Alnylam Technology other than the Core JCV Patents, and (ii) Broad RNAi Technology Collaboration IP.

          6.4.3 Step-In Rights. Subject to the provisions of any Third Party license agreement under which Alnylam's rights in Alnylam Technology are granted or Biogen Idec's rights in Biogen Idec Technology are granted, and of any In-Licenses, if the Party with the first right to enforce (the "Initial Enforcement Rights Party") Alnylam Technology, Biogen Idec Technology, Joint Collaboration IP or Broad RNAi Technology Collaboration IP under
               Section 6.4.2 fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant thereto within [**] days after becoming aware of the basis for such suit or action, then the other Party (the "Secondary Enforcement Rights Party") may, in its discretion, provide the Initial Enforcement Rights Party with written notice of such Secondary Enforcement Rights Party's intent to initiate a suit or take other appropriate action. If the Secondary Enforcement Rights Party provides such notice and the Initial Enforcement Rights Party fails to initiate a suit or take such other appropriate action within [**] days after receipt of such notice from the Secondary Enforcement Rights Party, then the Secondary Enforcement Rights Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect its ownership interest in and to, or licensed interest under, as applicable, Alnylam Technology and Biogen Idec Technology, including without limitation, Joint Collaboration IP and Broad RNAi Technology Collaboration IP.

          6.4.4 Procedures; Expenses and Recoveries. The Party having the right to initiate any infringement suit under Section 6.4.2 or 6.4.3 above shall have the sole and exclusive right to select counsel for any such suit and shall pay all expenses of the suit, including attorneys' fees and court costs and reimbursement of the other Party's reasonable out-of-pocket expense in rendering assistance requested by the initiating Party. If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, or if either Party is unable to initiate or prosecute such suit solely in its own name or it is otherwise advisable to obtain an effective legal remedy, in each case, the other Party shall join as a party to the suit

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               and will execute and cause its Affiliates to execute all documents necessary for the initiating Party to initiate litigation to prosecute and maintain such action. In addition, at the initiating Party's request, the other Party shall provide reasonable assistance to the initiating Party in connection with an infringement suit at no charge to the initiating Party except for reimbursement by the initiating Party of reasonable out-of-pocket expenses incurred in rendering such assistance. The non-initiating Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. If the Parties obtain from a Third Party, in connection with such suit, any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation), such amounts shall be allocated as follows:

               (a) In all cases, to reimburse each Party for all expenses of the suit, including attorneys' fees and disbursements, court costs and other litigation expenses; and

               (b) subject to Section 6.4.4(d), if the infringement suit was initiated by Biogen Idec, then any of the remaining amount that relates to the JCV RNAi Product shall be treated as if it were Net Sales of Biogen Idec, with Alnylam receiving a royalty on such remaining amount pursuant to the terms of
                    Section 5.3.1, and the balance being retained by Biogen
                    Idec;

               (c) subject to Section 6.4.4(d), if the infringement suit was initiated by Alnylam, then Alnylam will pay to Biogen Idec out of the remaining portion that relates to the JCV RNAi Product an amount equal to the amount of royalties that Alnylam would have received under Section 5.3.1 had such portion been Net Sales of Biogen Idec, and the balance being retained by Alnylam; and

               (d) if the infringement suit was initiated by Alnylam pursuant to Section 6.4.2(b), then Alnylam shall receive the full amount remaining after reimbursement of the Parties pursuant to Section 6.4.4(a).

     6.5  CLAIMED INFRINGEMENT.

          6.5.1 Notice. In the event that a Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the Discovery of any RNAi Therapeutics directed to JCV or the Development, Manufacture or Commercialization of a Selected RNAi Therapeutic in the Territory ("Infringement Claim"), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served. Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to the other Party and to offer reasonable assistance to the other Party at no cost to the other Party.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          6.5.2 Right to Defend. Biogen Idec shall have the right, but not the obligation, to defend any Infringement Claim brought against either Party or its Affiliates or Sublicensees arising out of the Discovery, Development, Manufacture or Commercialization of a Selected RNAi Therapeutic in the Territory; provided, however, that Alnylam shall defend any such Infringement Claim relating to Blocking RNAi Technology or Broad RNAi Technology Controlled by Alnylam if it so desires. All litigation costs and expenses incurred by the Defending Party (defined below) in connection with such Infringement Claim, and all damages, payments and other amounts awarded against, or payable by, either Party under any settlement with such Third Party shall be borne by the Defending Party.

          6.5.3 Procedure. The Party having the obligation or first right to defend an Infringement Claim shall be referred to as the "Defending Party." The Defending Party shall have the sole and exclusive right to select counsel for any Infringement Claim; provided, that it shall consult with the other Party with respect to selection of counsel for such defense. The Defending Party shall keep the other Party informed, and shall from time to time consult with the other Party regarding the status of any such claims and shall provide the other Party with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such claims. The other Party shall also have the right to participate and be represented in any such claim or related suit, at its own expense. The other Party shall have the sole and exclusive right to control the defense of an Infringement Claim in the event the Defending Party fails to exercise its right to assume such defense within [**] days following written notice from the other Party of such Infringement Claim. No Party shall settle any claims or suits involving rights of another Party without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld.

          6.5.4 Limitations. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 9.5, THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF ALNYLAM AND BIOGEN IDEC, AND THE SOLE AND EXCLUSIVE REMEDY OF ALNYLAM OR BIOGEN IDEC, AS THE CASE MAY BE, IN THE CASE OF ANY CLAIMED INFRINGEMENT OF ANY THIRD PARTY PATENT RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

     6.6 OTHER INFRINGEMENT RESOLUTIONS In the event of a dispute or potential dispute that has not ripened into a demand, claim or suit of the types described in Sections 6.4 and 6.5 of this Agreement (e.g., actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute (including sharing in and allocating the payment or receipt of damages, license fees, royalties and other compensation) shall apply.

     6.7 PRODUCT TRADEMARKS. Biogen Idec shall own the Product Trademarks for each Selected RNAi Therapeutic and shall be solely responsible for filing and maintaining the Product Trademarks in the Territory (including payment of costs associated therewith). Biogen

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          Idec shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a Selected RNAi Therapeutic by a Third Party, and shall defend and indemnify Alnylam for and against any claims of infringement of the rights of a Third Party by the use of a Product Trademark in connection with a Selected RNAi Therapeutic.

     6.8 PATENT TERM EXTENSIONS. The Parties shall use reasonable efforts to obtain all available supplementary protection certificates ("SPC") and other extensions of Patent Rights (including those available under the Hatch-Waxman Act). Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to Patent Rights. The Party first eligible to seek patent term restoration or extension of any such Patent Rights or any SPC related thereto shall have the right to do so; provided, that if in any country the first Party has an option to extend the patent term for only one of several patents, the first Party shall consult with the other Party before making the election. If more than one patent is eligible for extension or patent term restoration, Biogen Idec shall select in good faith a strategy that shall maximize patent protection and commercial value for each Selected RNAi Therapeutic. All filings for such extensions and certificates shall be made by the Party to whom responsibility for prosecution and maintenance of the Patent Rights are assigned, provided, that in the event that the Party to whom such responsibility is assigned elects not to file for an extension or SPC, such Party shall (a) inform the other Party of its intention not to file and (b) grant the other Party the right to file for such extension or SPC in the patentee's name, and (c) provide all necessary assistance in connection therewith.

     6.9 PATENT CERTIFICATION. To the extent required by law or permitted by law, the Parties shall use Commercially Reasonable Efforts to maintain with the applicable Regulatory Authorities during the Agreement Term correct and complete listings of applicable Patent Rights for the each Selected RNAi Therapeutic being Commercialized, including all so-called "Orange Book" listings required under the Hatch-Waxman Act.

                                    ARTICLE 7

                                 CONFIDENTIALITY

     7.1 CONFIDENTIAL INFORMATION. All Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall be used by the receiving Party solely in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private (other than a Party's Affiliates), without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

          7.1.1 was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party; or

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          7.1.2 either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

          7.1.3 either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party, its Affiliates or its Sublicensees; or

          7.1.4 is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

          In addition, the provisions of this Section 7.1 shall not preclude the receiving Party or its Affiliates from disclosing Confidential Information to the extent such Confidential Information is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within these exclusions. Alnylam and Biogen Idec each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential. All obligations of confidentiality imposed under this
          Article 7 shall expire [**] years following termination or expiration of this Agreement.

     7.2 PUBLICATIONS. Biogen Idec and Alnylam each acknowledge the other Party's interest in publishing the results of the Collaboration. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either Party, its Affiliates, or their respective employees or consultants wishing to make a publication or a disclosure to a Third Party relating to an RNAi Therapeutic directed to JCV, a Selected RNAi Therapeutic or any other results of the Collaboration shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [**] days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of [**] days to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article 6 above. Upon expiration of such [**] day period, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

     7.3 PUBLICITY/USE OF NAMES. No disclosure of the existence of, or the terms of, this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or expressly permitted by the terms hereof.

          Notwithstanding the foregoing, prior to the execution of this Agreement by both Parties, the Parties shall agree in writing upon a press release publicizing the Collaboration to be issued jointly by the Parties upon execution of this Agreement. After such initial press release, neither Party shall issue a press release or public announcement relating to the Collaboration or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may (a) once a press release or other written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party, and (b) issue a press release or public announcement as required, in the reasonable judgment of such Party, by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, in each case after first notifying the other Party of such planned press release or public announcement at least [**] Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made pursuant to the foregoing clause (b), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [**] Business Days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name.

                                    ARTICLE 8

                              TERM AND TERMINATION

     8.1 TERM; EXTENSION. This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 8.2 below, this Agreement shall continue in effect until expiration of all payment obligations hereunder pursuant to Section 5.4.3 ("Agreement Term"). Upon expiration of the Agreement Term, all licenses of the Parties under Article 4 then in effect shall become fully paid-up, perpetual licenses.

     8.2  TERMINATION FOR CAUSE.

          8.2.1 Cause for Termination. This Agreement may be terminated at any time during the Term:

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               (a) upon written notice by either Party if the other Party (the "Breaching Party") is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within sixty (60) days after notice requesting cure of the breach; or

               (b) by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within ninety (90) days after the filing thereof.

          8.2.2 Effect of Termination for Cause.

               (a) Termination by Alnylam. Without limiting any other legal or equitable remedies that Alnylam may have, if Biogen Idec is the Breaching Party and Alnylam terminates this Agreement in accordance with Section 8.2.1(a), then

                    (i)  the license granted to Alnylam pursuant to Section
                         4.1.5 shall survive and the licenses granted to Biogen Idec under this Agreement shall terminate;

                    (ii) in the event that Alnylam is Manufacturing and
                         supplying a Selected RNAi Therapeutic pursuant to
                         Section 2.10.1, Biogen Idec shall have the obligation to reimburse Alnylam for any committed and non-refundable or non-creditable costs or expenses incurred by the Alnylam, as of the date of notice of termination, with respect to the supply of each such Selected RNAi Therapeutic, and shall purchase, at the transfer price pursuant to Section 5.1.2, any Selected RNAi Therapeutic Manufactured and supplied by Alnylam, as well as any work in progress, raw materials, intermediates or components relating to such Selected RNAi Therapeutic; and

               (b) Termination by Biogen Idec. Without limiting any other legal or equitable remedies that Biogen Idec may have, if Alnylam is the Breaching Party and Biogen Idec terminates this Agreement in accordance with Section 8.2.1(a), then

                    (i) the licenses granted to Alnylam under this Agreement shall terminate and the licenses granted to Biogen Idec under this Agreement shall continue in full force and effect; provided, however, that to the extent such licenses include a sublicense of

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                         Know-How or Patent Rights owned or controlled by a Third Party, including without limitation the Existing Alnylam In-Licenses, Biogen Idec shall be fully responsible for all royalties, milestones or other payments under such In-Licenses reasonably allocable to the Selected RNAi Therapeutics; and

                    (ii) in the event that Alnylam is Manufacturing and
                         supplying a Selected RNAi Therapeutic pursuant to
                         Section 2.10.1, Alnylam shall have the obligation, if requested by Biogen Idec, to continue to Manufacture and supply such Selected RNAi Therapeutic in accordance with the terms of the applicable supply agreement. Alnylam will cooperate in any reasonable manner requested by Biogen Idec to achieve a smooth transition of the Development and Manufacturing of each such Selected RNAi Therapeutic to Biogen Idec or Biogen Idec's licensees.

               (c) Termination upon Bankruptcy of a Party. If this Agreement is terminated by either Party (the "Non-Bankrupt Party") pursuant to Section 8.2.1(b) due to the rejection of this Agreement by or on behalf of the other Party (the "Bankrupt Party") under Section 365 of the United States Bankruptcy Code (the "Code"), all licenses and rights to licenses granted under or pursuant to this Agreement by the Bankrupt Party to the Non-Bankrupt Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that the Non-Bankrupt Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Code, the Non-Bankrupt Party shall be entitled to a complete duplicate of, or complete access to (as the Non-Bankrupt Party deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the Non-Bankrupt Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefor by the Non-Bankrupt Party. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Code or other applicable law.

     8.3 TERMINATION FOR CONVENIENCE. Biogen Idec shall have the right to terminate this Agreement, on a country-by-country basis or in its entirety, for any reason upon ninety (90) days' advance written notice to Alnylam after completion of the Discovery Term. During the Discovery Term, Biogen Idec shall have the right to terminate this

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          Agreement, on a country-by-country basis or in its entirety, for any reason upon four (4) months' advance written notice to Alnylam.

     8.4 EFFECT OF EXPIRATION OR TERMINATION; SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to make payments in respect of Selected RNAi Therapeutics sold or used prior to such expiration or termination. The provisions of Articles 1, 6, 7, 10, and Sections 4.2.6, 8.2.2, 8.4 and 9.5 shall survive any expiration or termination of this Agreement. In addition, Section 4.1.5 will survive expiration or termination of this Agreement for any reason other than Alnylam's breach. Except as set forth in this Article 8, upon termination or expiration of this Agreement all other rights and obligations cease.

                                    ARTICLE 9

                 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that as of the Effective Date of this
          Agreement:

          9.1.1 It is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof. Further, except for any Regulatory Approvals, pricing and/or reimbursement approvals, manufacturing approvals and/or similar approvals necessary for the Development, Manufacture or Commercialization of the Selected RNAi Therapeutics, all necessary consents, approvals and authorizations of all government authorities required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date.

          9.1.2 It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

          9.1.3 This Agreement is legally binding upon it and enforceable in accordance with its terms. Except as set forth in Section 9(a) of
               Schedule 9 to this Agreement, the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound.

          9.1.4 Except, in Alnylam's case, as set forth in Section 9(a) of
               Schedule 9 to this Agreement, it has not, and will not during the Agreement Term, grant any right to any Third Party which would conflict with the rights granted to the other Party

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary in such Party's reasonable judgment to perform its obligations hereunder. Further, the execution and delivery of this Agreement by such Party, the performance of such Party's obligations hereunder and the licenses and sublicenses to be granted by such Party pursuant to this Agreement do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and applicable to such Party.

          9.1.5 Neither Party nor any of its Affiliates has been debarred or is subject to debarment and neither Party nor any of its Affiliates will use in any capacity, in connection with the Discovery, Development, Manufacture or Commercialization of an RNAi Therapeutic under this Agreement, any person or entity that has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any person or entity that is performing activities under the Collaboration is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any person or entity used in any capacity by such Party or any of its Affiliates in connection with the Discovery, Development, Manufacture or Commercialization of an RNAi Therapeutic under this Agreement.

     9.2 ALNYLAM REPRESENTATIONS AND WARRANTIES. Alnylam represents and warrants to Biogen Idec that as of the Effective Date of this
          Agreement:

          9.2.1 Alnylam Controls the Alnylam Patent Rights and is entitled to grant the licenses specified herein. Subject to Section 4.5, the Alnylam Patent Rights constitute all of the Patent Rights Controlled by Alnylam as of the Effective Date that relate to or are necessary to practice the Alnylam Patent Rights. Except as set forth in Section 9(a) of Schedule 9 to this Agreement, Alnylam has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Alnylam Technology in a manner that conflicts with any rights granted to Biogen Idec hereunder. During the Term of this Agreement, Alnylam shall not encumber the rights granted to Biogen Idec hereunder with respect to the Alnylam Patent Rights.

          9.2.2 To the best knowledge of Alnylam and its Affiliates, except as set forth in Schedule 9(c), there is no actual or threatened infringement of the Alnylam Patent Rights in the Field by any Third Party or any other infringement or threatened infringement that would adversely affect Biogen Idec's rights under this Agreement.

          9.2.3 To the best knowledge of Alnylam and its Affiliates, the Alnylam Patent Rights are existing as of the Effective Date are subsisting and are not invalid or

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               unenforceable, in whole or in part. The conception, development and reduction to practice of the Alnylam Patent Rights existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person. There are no claims, judgments or settlements against or amounts with respect thereto owed by Alnylam or any of its Affiliates relating to the Alnylam Patent Rights. Except as set forth in Section 9(b) of Schedule 9 to this Agreement, no claim or litigation has been brought or threatened by any Third Party alleging, and Alnylam is not aware of any reasonable basis for a claim, whether or not asserted, that (a) the Alnylam Patent Rights are invalid or unenforceable or (b) the Alnylam Patent Rights or the disclosing, copying, making, assigning, licensing or exploiting of the Alnylam Patent Rights violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party.

          9.2.4 To the best of Alnylam's actual knowledge, except as set forth in Section 9(b) of Schedule 9 to this Agreement, there are no claims, judgments or settlements against or owed by Alnylam or its Affiliates or pending or threatened claims or litigation relating to the Alnylam Technology that are expected to impact the Collaboration or any RNAi Therapeutic directed to JCV.

     9.3 BIOGEN IDEC REPRESENTATIONS AND WARRANTIES. Biogen Idec represents and warrants to Alnylam that as of the Effective Date of this Agreement:

          9.3.1 To the best of Biogen Idec's knowledge, the Biogen Idec Patent Rights exist and are not invalid or unenforceable, in whole or in part;

          9.3.2 It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Biogen Idec Technology in a manner that conflicts with the rights granted to Alnylam hereunder; and

          9.3.3 There are no claims, judgments or settlements against or owed by Biogen Idec or its Affiliates or pending or threatened claims or litigation relating to the Biogen Idec Technology that are expected to impact the Collaboration or any RNAi Therapeutic directed to JCV.

     9.4 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, RNAi THERAPEUTICS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY RNAi THERAPEUTIC UNDER THIS AGREEMENT WILL BE SUCCESSFUL.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

     9.5  INDEMNIFICATION AND INSURANCE.

          9.5.1 Indemnification by Biogen Idec. Biogen Idec shall indemnify, hold harmless, and defend Alnylam, its Affiliates, and their respective directors, officers, employees and agents ("Alnylam Indemnitees") from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys' fees) (collectively, "Losses") arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by Biogen Idec in this Agreement, or any breach or violation of any covenant or agreement of Biogen Idec in or pursuant to this Agreement, (b) the negligence or willful misconduct by or of Biogen Idec, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents, or (c) the Discovery, Development, Manufacture or Commercialization of a JCV RNAi Product to the extent such activities are not performed by Alnylam or its agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from Biogen Idec's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by Alnylam hereunder. Furthermore, Biogen Idec shall have no obligation to indemnify the Alnylam Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by Alnylam in this Agreement, or any breach or violation of any covenant or agreement of Alnylam in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the Alnylam Indemnitees, and/or the Discovery, Development or Manufacture of a JCV RNAi Therapeutic, to the extent performed such activities are performed by Alnylam or its agents.

          9.5.2 Indemnification by Alnylam. Alnylam shall indemnify, hold harmless, and defend Biogen Idec, its Affiliates and their respective directors, officers, employees and agents ("Biogen Idec Indemnitees") from and against any and all Losses arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by Alnylam in this Agreement, or any breach or violation of any covenant or agreement of Alnylam in or pursuant to this Agreement, (b) the negligence or willful misconduct by or of Alnylam, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents or (c) the Discovery, Development or Manufacture of a JCV RNAi Therapeutic, to the extent performed by Alnylam or its agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from Alnylam's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by Biogen Idec hereunder. Furthermore, Alnylam shall have no obligation to indemnify the Biogen Idec Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by Biogen Idec in this Agreement, or any breach or violation of any covenant or agreement of Biogen Idec in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the Biogen Idec Indemnitees, and/or the Discovery, Development, Manufacture or Commercialization of a JCV

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               RNAi Product to the extent such activities are not performed by Alnylam or its agents.

          9.5.3 Indemnification Procedure. In the event of any such claim against any Biogen Idec Indemnitee or Alnylam Indemnitee (individually, an "Indemnitee"), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party's written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 9.5.1 or 9.5.2 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided, that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.

          9.5.4 Insurance. Each Party shall use all Commercially Reasonable Efforts to maintain insurance, including product liability insurance, with respect to its activities hereunder. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time. At such time as the any Selected RNAi Therapeutic is being manufactured by Biogen Idec for commercial sale, Biogen Idec shall name Alnylam as an additional insured on any such policies.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     10.1 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under such Massachusetts law to the contrary.

     10.2 ASSIGNMENT.

          10.2.1 In General. Except as provided in this Section 10.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. However, either Party may, without the other Party's consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or to a party that acquires, by merger, sale of assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates. The assigning Party shall remain responsible for the

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

               performance by its assignee of this Agreement or any obligations hereunder so assigned to such assignee.

          10.2.2 [**].

     10.3 AMENDMENTS. This Agreement, the Schedules referred to in this Agreement and the [**] Sublicense Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     10.4 NOTICES. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraphs below. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

               Notices to Alnylam shall be addressed to:

                    Alnylam Pharmaceuticals, Inc.
                    300 Third Street, Third Floor
                    Cambridge, Massachusetts 02141
                    Attention: Chief Executive Officer
                    Facsimile No.: (617) 551-8101

               with a copy to:

                    FABER DAEUFER & ROSENBERG, P.C.
                    950 Winter Street, Suite 4500
                    Waltham, MA 02451
                    Attention: Sumy C. Daeufer
                    Facsimile No.: (781) 795-4747

               Notices to Biogen Idec shall be addressed to:

                    Biogen Idec MA, Inc.
                    14 Cambridge Center
                    Cambridge, MA 02142
                    Attention: _________________________
                    Facsimile No.: (617) _______________

               with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, MA 02110
                    Attention: Marc A. Rubenstein

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                    Facsimile No.: (617) 951-7050

               Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided.

     10.5 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of god; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable.

     10.6 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export laws and regulations.

     10.7 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Alnylam or Biogen Idec to act as agent for the other. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

     10.8 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

     10.9 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     10.10 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Alnylam or Biogen Idec to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     10.11 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent,

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

     10.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     10.13 NO THIRD PARTY BENEFICIARIES. Except as set forth in Section 10.2.2., no person or entity other than Biogen Idec, Alnylam and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

     10.14 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS
          SECTION 10.14 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR TO LIMIT A PARTY'S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 7.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                        ALNYLAM PHARMACEUTICALS, INC.


                                        By: /s/ John M. Maraganore
                                            ------------------------------------
                                        Title: President and Chief
                                               Executive Officer


                                        BIOGEN IDEC MA, INC.


                                        By: /s/ James C. Mullen
                                            ------------------------------------
                                        Title: President and Chief
                                               Executive Officer

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 1.6

                              ALNYLAM PATENT RIGHTS

          1.6.1 PATENTS AND PATENT APPLICATIONS OWNED BY ALNYLAM OR LICENSED FROM THIRD PARTIES OTHER THAN ISIS PHARMACEUTICALS, INC.

          Alnylam Patent Rights include all claims of the patents and patent applications listed in Schedule 1.6.1, attached, explicitly excluding [**]. The patents and patent applications listed in Schedule 1.6.1 are either owned by Alnylam or licensed from Third Parties other than Isis Pharmaceuticals, Inc. ("Isis").

          1.6.2 PATENTS AND PATENT APPLICATIONS LICENSED FROM ISIS

          Alnylam Patent Rights also include rights to a broad portfolio of patents and patent applications (the "Isis Patents") licensed to Alnylam by Isis pursuant to the Strategic Collaboration & License Agreement between Isis and Alnylam dated March 11, 2004 (the "Isis Agreement"). The Isis Patents are described in Schedules 1-27 and 1-28 of the Isis Agreement and are attached to this Agreement as Schedule
          1.6.2. Schedule 1.6.2(a) lists those Isis Patents classified in the Isis Agreement as "Isis Current Motif and Mechanism Patents" and listed in Schedule 1-28 of the Isis Agreement. Schedule 1.6.2(b) lists those Isis Patents classified in the Isis Agreement as "Isis Current Chemistry Patents" and listed in Schedule 1-27 of the Isis Agreement.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                 SCHEDULE 1.6.1

PATENTS AND PATENT APPLICATIONS OWNED BY ALNYLAM OR LICENSED FROM THIRD PARTIES
                      OTHER THAN ISIS PHARMACEUTICALS, INC.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions

                                    Application                 Publication   Publication                Issue
Case No.   Title   Country   Type       No.       Filing Date       No.           Date      Patent No.    Date
--------   -----   -------   ----   -----------   -----------   -----------   -----------   ----------   -----
[**]        [**]     [**]    [**]       [**]          [**]          [**]          [**]

                     [**]    [**]       [**]          [**]          [**]          [**]

                     [**]    [**]       [**]          [**]

                     [**]    [**]       [**]          [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                 SCHEDULE 1.6.2

     PATENT AND PATENT APPLICATIONS LICENSED FROM ISIS PHARMACEUTICALS, INC.

           SCHEDULE 1.6.2(A): ISIS CURRENT MOTIF AND MECHANISM PATENTS

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions

ISIS DOCKET                      PATENT   GRANT            3RD     3RD
   NUMBER     COUNTRY   STATUS   NUMBER    DATE   TITLE   PARTY   PARTY
-----------   -------   ------   ------   -----   -----   -----   -----
[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

[**]            [**]     [**]              [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                    SCHEDULE 1.6.2(B): ISIS CHEMISTRY PATENTS

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions

ISIS DOCKET   COUNTRY            PATENT   GRANT            3RD     3RD
   NUMBER       NAME    STATUS   NUMBER    DATE   TITLE   PARTY   PARTY
-----------   -------   ------   ------   -----   -----   -----   -----
[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]                      [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

[**]            [**]     [**]     [**]     [**]    [**]    [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 1.8
                                ANNUAL WORK PLAN

OVERALL OBJECTIVE

Develop an RNAi therapeutic that inhibits JCV for the treatment of PML.

MOLECULAR HYPOTHESIS

[**]

THERAPEUTIC HYPOTHESIS

[**]

TECHNICAL RATIONALE

[**]

OVERVIEW OF ANNUAL WORK PLAN - DISCOVERY PROGRAM, YEAR 1

This Annual Work Plan describes the Discovery Program, or candidate identification phase, from now (Q4 2006) until [**]. The Development Program, or pre-clinical development phase, will comprise [**] studies that commence in [**] after [**], such that the IND can be filed in [**]. Thus, CMC activities will begin [**] prior to [**], and are [**].

DETAILS OF ANNUAL WORK PLAN - DISCOVERY PROGRAM, YEAR 1

The primary objective of the Discovery Program (Year 1) is to [**] A second major objective of Year 1 comprises [**]. Thus, the [**] goals for Year 1 are:

[**] Goals for Year 1 [**]

[**] Goals for Year 1

[**]

Development Criteria

The target profile for RNAi Therapeutics directed to JCV is:

[**]

The major goals for Year 1 are described in further detail below.

[**]

We will begin by [**]

[**]

We will [**]. In order to [**]. We will use[**]. We will assess [**] After a [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

Based upon the [**]

The process consists of [**].

The components for the [**]

The [**] processes will be [**].

Timeline and Budget

The table below provides the major goals and tasks for the Discovery Program, Year 1 (Q1-Q4) as well as the Development Program, along with projected associated timelines, and projected associated internal resources (FTEs) and external expenses. [**]

The projected budget for Year 1 follows. Note that there may be additional costs, that would need further JSC approval, associated with [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 1.11
                             BIOGEN IDEC IN-LICENSES

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 1.27
                                CORE JCV PATENTS

                                      [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 1.41

                          EXISTING ALNYLAM IN-LICENSES

Existing Alnylam In-Licenses shall include the following Third Party agreements:

1.   [**].

2.   [**].

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                  SCHEDULE 4.5
                            [**] SUBLICENSE AGREEMENT

                                LICENSE AGREEMENT

This LICENSE AGREEMENT (this "License Agreement"), effective as of September 20, 2006 (the "Effective Date"), is by and between Biogen Idec MA Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 14 Cambridge Center, Cambridge, MA 02142 ("Biogen Idec"), and Alnylam Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, with its principal place of business at 300 Third Street, 3rd Floor, Cambridge, Massachusetts 02142 ("Alnylam"). Biogen Idec and Alnylam are each sometimes referred to herein individually as a "Party" and collectively as "Parties."

                                    RECITALS

          WHEREAS, Biogen Idec and Alnylam have entered into the Collaboration and License Agreement (the "Collaboration Agreement") as of the Effective Date;

          WHEREAS, Alnylam U.S., Inc. (then known as Alnylam Pharmaceuticals, Inc.) is a party to that certain License Agreement [**].

          WHEREAS, Alnylam wishes to sublicense to Biogen Idec, and Biogen Idec wishes to sublicense from Alnylam, the [**] Patent Rights (as defined in the [**] Agreement) pursuant to the terms of this License Agreement.

          NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Alnylam and Biogen Idec agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          All capitalized terms used herein that are not otherwise defined herein shall have the meaning given to such terms in the Collaboration Agreement.

          "Blocking IP" shall mean any and all Patent Rights (other than those licensed under this License Agreement or Patent Rights Controlled by Alnylam) which, if claims covering subject matter of such Patent Rights issue, would render the use, development, manufacture, sale, or other disposal of a Selected RNAi Therapeutic which is a [**] Licensed Product unlawful in the absence of a license to such Patent Rights from a Third Party.

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          "[**] Agreement" shall have the meaning given to such term in the Recitals.

          "[**] Field" shall mean the development of Selected RNAi Therapeutics for the treatment of human disease (including by means of gene therapy).

          "[**] Licensed Product" shall mean a product or products which, or the process of production of which, or the use of which falls within the scope of a Valid Claim (as defined in the [**] Agreement) of the [**] Patent Rights.

          "[**] Patent Rights" shall have the meaning given to such term in the [**] Agreement, which include the rights identified on Schedule A hereto.

                                    ARTICLE 2

                                  LICENSE GRANT

          2.1 LICENSES

          Subject to the terms and conditions of the Collaboration Agreement and of Section 2.3 of this License Agreement, Alnylam hereby grants to Biogen Idec and its Affiliates:

          (i) A co-exclusive (with Alnylam), worldwide, royalty-free right and sublicense under [**] Patent Rights to Discover RNAi Therapeutics directed to JCV that are [**] Licensed Products in the Field and to otherwise conduct the Discovery Program in the Field, in each case to the extent necessary for Biogen Idec to conduct its activities under the Annual Work Plan;

          (ii) A co-exclusive (with Alnylam), worldwide, royalty-free right and sublicense under [**] Patent Rights to Develop Selected RNAi Therapeutics that are [**] Licensed Products in the Field in the Territory, to the extent necessary for Biogen Idec to conduct its activities under the Annual Work Plan; and

          (iii) An exclusive, worldwide, royalty-free right and sublicense under [**] Patent Rights to Commercialize Selected RNAi Therapeutics that are [**] Licensed Products in the Field in the Territory.

          2.2 BIOGEN IDEC SUBLICENSE RIGHTS

          In addition to the requirements of the Collaboration Agreement (including, but not limited to, Section 4.2 of the Collaboration Agreement), sublicensing of Biogen Idec's rights under Section 2.1 will be permitted subject to the following provisions: (i) Biogen Idec's Sublicensees shall have no right to grant further sublicenses without Alnylam's written consent, which consent shall not be unreasonably withheld or delayed; and (ii) Biogen Idec shall be primarily liable for any failure by its Sublicensees to comply with, and Biogen Idec guarantees to Alnylam the compliance by each of its Sublicensees

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

with, all relevant restrictions, limitations and obligations in this License Agreement. In the event of a conflict between the terms of the Collaboration Agreement and this Section 2.2 with regard to any sublicense of the [**] Patent Rights by Biogen Idec, this Section 2.2 will control.

          2.3 RESERVATION OF RIGHTS

          (i) For the sake of clarity, save to the extent necessary for the Development and/or Commercialization of Selected RNAi Therapeutics which are [**] Licensed Products in the [**] Field, neither Biogen Idec nor any Affiliate is granted the right to make use of the [**] Patent Rights to research, develop, use, keep, make, have made, sell and otherwise dispose or offer to dispose of products:

               a)   for any diagnostic application;

               b)   as research tools or reagents;

               c)   for target validation; or

               d)   small molecule drug discovery

including the provision of services in relation thereto to Affiliates or Third Parties (as defined in the [**] Agreement).

          (ii) Biogen Idec acknowledges and agrees that, pursuant to Section 2.3 of the [**] Agreement, [**] and [**] shall have the right to use, and [**] shall have the right to consent to the use by academic research institutions (including for the sake of clarity those in receipt of [**] funding) of, the [**] Patent Rights in the Field for internal, or in collaboration with another academic research institution, non-commercial, non-commercially sponsored research. For the sake of clarity, [**]-funded Researchers (as defined in the [**] Agreement) shall be permitted under the [**] Patent Rights to conduct clinical trials of potential dsRNA therapeutic agents as part of their [**]-funded academic research.

          (iii) Biogen Idec acknowledges and agrees that the grants by Alnylam under [**] Patent Rights set forth in Sections 2.1 and 2.2 will be subject to the terms and conditions of Sections 4.4, 6.4.2(a), 6.4.3 and 8.2.2(b)(i) of the Collaboration Agreement as though [**] Patent Rights were included in Alnylam Patent Rights and the [**] Agreement was an Existing Alnylam In-License.

                                    ARTICLE 3

                              FINANCIAL PROVISIONS

          3.1 UPFRONT CONSIDERATION

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          In consideration of the rights granted to Biogen Idec under this License Agreement as of the Effective Date, Biogen Idec shall pay, or cause to be paid, to Alnylam [**] dollars ($[**]) within ten (10) Business Days following the Effective Date.

          3.2 ROYALTIES

          Biogen Idec shall pay, or cause to be paid, to Alnylam royalties of [**] per cent ([**]%) of Net Sales (as defined in the [**] Agreement) of Royalty Licensed Products (as defined in the [**] Agreement) in the [**] Field.

          3.3 ROYALTY STACKING

          Provided always that the royalty payable under Section 3.2 of this License Agreement to Alnylam shall not in any event be reduced below [**] percent ([**]%), if at any time prior to or during the period for the payment of royalties under this License Agreement in relation to any particular territory, Biogen Idec (or its Affiliate as the case may be) or a Sublicensee elects in its reasonable opinion to take a license from a Third Party to any Blocking IP to develop, make, sell or otherwise dispose in the Field of Selected RNAi Therapeutics that are [**] Licensed Products, the royalties set forth in Section
3.2 applicable to such Selected RNAi Therapeutic (as defined in the [**] Agreement) shall be reduced by [**]% of the amount paid to such Third Party to access said Blocking IP.

          3.4 CREDIT UNDER COLLABORATION AGREEMENT

          All payments made under the Collaboration Agreement shall be credited against payments due under this Agreement such that no payments shall be due to Alnylam under this Agreement that are in addition to the payments required to be made by Biogen Idec to Alnylam under the Collaboration Agreement.

                                   ARTICLE IV

                         COMPLIANCE WITH [**] AGREEMENT

          Pursuant to the requirements of clause 2.4 of the [**] Agreement:

          4.1 TERMINATION

          The term and termination of this License Agreement shall be governed by Article 8 of the Collaboration Agreement as though [**] Patent Rights were included in Alnylam Patent Rights, provided that:

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          (a) This License Agreement shall terminate automatically on the expiry or termination for whatever reason of the [**] Agreement.

          (b) In the event of termination of the [**] Agreement pursuant to Clause 10 of the [**] Agreement, [**] has agreed that it will enter into a direct licensing arrangement with Biogen Idec on terms substantially similar to those contained herein save that any license granted by [**] to Biogen Idec shall be consistent with the terms of this License Agreement in relation to field, territory, exclusivity, rights to sub-license and payment provisions. However, in the event of termination of the [**] Agreement by Alnylam pursuant to Clause 10.2 of such [**] Agreement, the provisions of the foregoing sentence shall apply save that the granting of such license by [**] shall be subject to [**]'s consent. Biogen Idec acknowledges and agrees that (i) [**] shall have no obligation to enter into a direct licensing arrangement with Biogen Idec where Biogen Idec is in default of its obligations under this License Agreement; (ii) [**] shall not be expected to take any responsibility for any disputes between Alnylam (or its Affiliate as the case may be) and Biogen Idec relating to the terms of this License Agreement, and (iii) notwithstanding the foregoing provisions of this Section 4.1(b), [**] shall not be obliged to enter into a direct license with Biogen Idec in circumstances in which Biogen Idec reserves any right to maintain a claim against [**] where such claim was previously maintained against Alnylam (or its Affiliate as the case may be).

          4.2 BOOKS AND RECORDS

          Biogen Idec shall undertake to [**] directly to allow [**] the same access to Biogen Idec's books and records as [**] has to Alnylam's books and records under the [**] Agreement; and

          4.3 ASSIGNMENT

          (a) Subject to Section 4.3(b), neither Party shall without the prior written consent of the other Party, which shall not be unreasonably withheld, assign the benefit and/or burden of this License Agreement nor sub-contract any of its obligations hereunder unless otherwise permitted by the terms hereof.

          (b) Either Party shall be entitled to assign the benefit and/or burden of this License Agreement to any Affiliate or to its successor in connection with any merger, consolidation or sale or other disposal of all or substantially all of its assets and/or business to which this License Agreement relates.

          (c) Notwithstanding anything to the contrary contained in this Agreement, if the Collaboration Agreement is assigned [**], Alnylam hereby consents to

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

the assignment of this Agreement [**] on the same terms and conditions as the assignment of the Collaboration Agreement as set forth in such Section 10.2.2.

          4.4 SUB-LICENSES

          Any sub-license granted by Biogen Idec under this License Agreement shall be subject to the terms of this Article IV and Sections 2.2 and 2.3 of this License Agreement.

                                    ARTICLE V

                           OTHER TERMS AND CONDITIONS

          Except as explicitly set forth to the contrary in Articles I through IV of this License Agreement, the grant of the [**] Patent Rights under Sections
2.1 and 2.2 shall be governed by the terms and conditions of the Collaboration Agreement as though such [**] Patent Rights were included in Alnylam Patent Rights. Alnylam has disclosed to Biogen Idec a redacted copy of the [**] Agreement Contracts and all amendments thereto.

                  [Remainder of Page Intentionally Left Blank]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

          IN WITNESS WHEREOF, Alnylam and Biogen Idec have caused this License Agreement to be duly executed by their authorized representatives, as of the date first written above.

                                        ALNYLAM PHARMACEUTICALS, INC.


                                        By: /s/ John M. Maraganore
                                            ------------------------------------
                                        Name: John M. Maraganore
                                        Title: President & Chief Executive
                                               Officer


                                        BIOGEN IDEC, INC.


                                        By: /s/ James C. Mullen
                                            ------------------------------------
                                        Name: James C. Mullen
                                        Title: President & Chief Executive
                                               Officer

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                   SCHEDULE A

                               [**] PATENT RIGHTS

[**]

                                                                   PUBLICATION
COUNTRY   TYPE   APPLICATION NO.   FILING DATE   PUBLICATION NO.       DATE      PATENT NO.   ISSUE DATE
-------   ----   ---------------   -----------   ---------------   -----------   ----------   ----------
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]                                         [**]         [**]
[**]      [**]                         [**]
[**]      [**]                         [**]
[**]      [**]         [**]            [**]
[**]      [**]         [**]            [**]
[**]      [**]         [**]            [**]                                         [**]         [**]
[**]      [**]         [**]            [**]                                         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]
[**]      [**]         [**]            [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]
[**]      [**]         [**]            [**]            [**]            [**]         [**]         [**]

                                                                    CONFIDENTIAL
                                                                  EXECUTION COPY

                                   SCHEDULE 9

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Section 9(a):

[**].

Section 9(b):

There are currently multi-party oppositions against the following European patents included in Alnylam Patent Rights:

     (i) Alnylam Europe AG European patent number 1144623. Amended claims for this patent were upheld in the oral phase of the opposition proceedings on June 21 and 22, 2006.

     (ii) Alnylam Europe AG European patent number 1214945.

     (iii) CRT European patent number 1230375.

A single party has also opposed Alnylam Europe AG Australian patent number
778474.

Section 9(c):

[**].